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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 on Form N-1A (File No. 33-61225) of our report dated December 14, 1995 on our audit of the financial statements and financial highlights of Warburg, Pincus Post-Venture Capital Fund, Inc. We also consent to the reference to our Firm under the caption "Financial Highlights" and "Independent Accountants and Counsel."



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 14, 1996








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                         INDIVIDUAL RETIREMENT ACCOUNT
                             DISCLOSURE STATEMENT
                            AND CUSTODIAL AGREEMENT







                             WARBURG PINCUS FUNDS


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